Exhibit 8.1 – Subsidiaries of the Company as at 30 April 2002

Air Systems Components		Industrial & Automotive
Air System Components LP	(USA)	Fedco Automotive Components Company Inc	(USA)
Hart & Cooley Inc	(USA)	Gates GmbH	(Germany)
Lau Industries Inc	(USA)	Gates SA	(France)
Ruskin Company	(USA)	Gates Argentina SA	(Argentina)
Ruskin Air Management Ltd		Gates Australia Pty Ltd	(Australia)
		Gates do Brasil Industria e Comercio Ltda	(Brazil)
		Gates Canada Inc	(Canada)
		Gates Europe NV	(Belgium)
Engineered & Construction Products		Gates Formed-Fibre Products Inc	(USA)
Aquatic Industries Inc	(USA)	Gates (India) Private Ltd	(India)
Cobra Investments (Pty) Ltd	(Republic of	Gates Korea Company Ltd	(Korea)
(ordinary shares - 62.4% owned)	South Africa)	(ordinary shares - 51% owned)
Dearborn Mid-West Conveyor Company	(USA)	Gates Nitta Belt Company (Suzhou) Ltd	(China)
Dexter Axle Company Inc	(USA)	(ordinary shares - 51% owned)
Hattersley Newman Hender Ltd+		Gates Polska S.p.z.o.o.	(Poland)
Lasco Bathware Inc	(USA)	The Gates Rubber Company	(USA)
Lasco Fittings Inc	(USA)	Gates Rubber Company (NSW) Pty Ltd	(Australia)
Mayfran International Inc	(USA)	Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
Mayfran Europe	(The Netherlands)	Gates Rubber de Mexico SA de CV	(Mexico)
Milliken Valves Company Inc	(USA)	Gates (U.K.) Ltd	(Scotland)
Pegler Limited+		Gates Unitta Asia Company Ltd	(Japan)
Philips Products Inc	(USA)	(ordinary shares – 51% owned)
		Gates Unitta Asia Trading Company Pte Ltd	(Singapore)
(ordinary shares – 51% owned)
		Gates Unitta (Thailand) Company Ltd.	(Thailand)
Sold post year end:		Gates Vulca SA	(Spain)
Lasco Composites LP	(USA)	Ideal	(USA)
		Ideal International SA*	(Mexico)
(ordinary shares - 40% owned)
		Plews/Edelmann)	(USA
		Schrader Bridgeport International Inc	(USA)
		Schrader Bridgeport Brasil Ltda	(Brazil)
		Schrader Duncan Ltd *	(India)
(ordinary shares - 50% owned)
		Schrader Electronics Ltd	(Northern Ireland)
		Schrader SA	(France)
		Standard-Thomson Corporation	(USA)
		Stant Manufacturing, Inc	(USA)
Trico Ltd
		Trico Latinoamericana, SA	(Argentina)
		Trico Products Corporation	(USA)
		Trico Pty Ltd	(Australia)

Unless otherwise indicated all the above subsidiaries are registered and incorporated in England and Wales, operate in their Countries of incorporation and are either directly or indirectly wholly owned.

+ Directly owned by Tomkins plc

* Associated Undertaking